EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts and Legal Matters" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of APA Optics, Inc. for the registration of 307,500 shares of its common stock and to the incorporation by reference therein of our report dated May 14, 1999, with respect to the financial statements of APA Optics, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
April 3, 2000